Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of Alloy Inc,

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 17, 2005, relating to the consolidated financial statements of dELiA*s, Inc., which is contained in that Prospectus, and of our report dated June 17, 2005, relating to the schedules, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO SEIDMAN, LLP

New York, New York

December 23, 2005